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                                                                   EXHIBIT 3.4

[SECRETARY OF STATE OF NEVADA STAMP]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                           SUARRO COMMUNICATIONS, INC.

We the undersigned Adam R. Stull (President) and Libbie Stull (Secretary) of SUARRO COMMUNICATIONS, INC. (Name of Corporation) Do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 12th day of February, 1999, adopted a resolution to amend the original articles as follows:

        Article II is hereby amended to read as follows:

        A. The name of this corporation is E-NET CORPORATION

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000 that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/  ADAM R. STULL
                                           -----------------------------
                                            President or Vice President

                                                 /s/ LIBBIE STULL
                                           -----------------------------
                                            Secretary or Asst. Secretary

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF ORANGE     )

        On this 16th day of February, 1999, before me the undersigned Notary Public, personally appeared Adam R. Stull and Libbie Stull

        [ ]    Personally known to me
               Or
        [X]    Proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within Instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signatures on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

        Signature  Lea M Lynch                                (Seal)